Exhibit 99.2

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis is based on, should be read with, and is qualified in its entirety by, the accompanying unaudited consolidated financial statements for the years ended December 31, 2016 and 2015 and related notes thereto included in this Report. The following discussion and analysis should also be read in conjunction with the disclosure under “Cautionary Note Regarding Forward-Looking Statements” under Item 2.02 of this Current Report on Form 8-K and “Risk Factors” included as Exhibit 99.3 to this Report.

Overview

As discussed in greater detail in Item 1 Business, we own and operate the Grandparents.com website. As a membership organization and social media community, we connect grandparents, seniors, and boomers to differentiated, discounted products and services. Our services are geared to the approximately 72 million grandparents in the U.S., but our audience also includes “boomers” and seniors that are not grandparents. Our website offers content on health, wellbeing, relationships, grandparenting, and finances as well as other topics that appeal to our audience. Our business model is to provide group discount benefits for a small membership fee. We believe that our website is one of the leading online communities for our market and is the premier social media platform targeting active, involved grandparents. In addition to our website, our membership association, the American Grandparents Association (“AGA”), was formed to unite grandparents, boomers and seniors. Members of the AGA have access to a range of benefits including discounts on products and services. Members pay $15 annually to the AGA to receive these benefits as well as products and services that are endorsed or recommended by the AGA.

Like most developing companies, we face substantial financial challenges particularly in regard to revenue generation, cost control and capital requirements. Revenue for 2016 was $297,648, which reflected a net decrease of $331,513, or 53%, compared to revenue of $629,161 for 2015. The net decrease is due to a decrease of $372,798 in commission revenue from one customer offset by an increase of $41,285 in advertising and other revenue mainly from one advertiser placing additional ads during the year. Total operating expenses had a net decrease of $1,536,119, or 16%, to $7,906,415 in 2016 compared to $9,442,534 for 2015 mostly due to decreases in equity-based compensation and consulting which decreased 71% and 29% year over year, respectively. Those decreases were offset by an increase in selling and marketing which increased 287% year over year. As a result of the net decreases in net operating expenses and total revenue, our net loss decreased by $413,796, or 4%, to $8,977,942 in 2016 compared to $9,391,738 in 2015. There were no known trends or uncertainties in inflation or changing prices that have had or that the Company expects will have a material favorable or unfavorable impact on net sales, revenues or income from continuing operations.

We used $5,751,603 in net cash for operating activities during 2016, offset by $2,954,687 in net cash provided by financing activities in 2016 from the following sources:

On September 15, 2016, the Company and VB Funding LLC (“VB Lender”) entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) to replace the existing Credit Agreement dated July 8, 2015, as amended (the “Credit Agreement”). The New Credit Agreement has a principal balance equal to the outstanding balance under the Credit Agreement and provided for two additional disbursements in an aggregate amount not to exceed $2,950,000. The first disbursement was advanced on September 15, 2016 in the amount of $950,000 (as described further under “Capital Raising Efforts”).

On September 15, 2016, the Company and VB Lender entered into a securities purchase agreement (the “Common Stock Purchase Agreement”), pursuant to which VB Lender purchased 70,000,000 shares of the Company’s common stock, par value $.01 (the “Common Stock”), at a price per share of $.015 for an aggregate purchase price of $1,050,000.

Simultaneously with the execution of the New Credit Agreement and the Common Stock Purchase Agreement, the Company and VB Lender also entered into a securities purchase agreement (the “Series D Preferred Stock Purchase Agreement”) which provides VB Lender with the right to purchase a total of 1,500,000 shares of Series D Convertible 12% Preferred Stock (the “Series D Preferred Stock”) for a total price of $1,000,000, convertible into an aggregate of 1,833,000,000 shares of Common Stock. The purchase of the Series D Preferred Stock occurred on December 21, 2016.

We had a working capital deficit of $7,223,866 as of the end of 2016 and we continue to seek capital to fund ongoing operations. Going forward, we will need to raise significant capital to fund operations and in order to successfully implement our business plans. See “Liquidity and Capital Resources” below for additional information regarding our capital raising activities and use of cash.

Without additional capital from existing or outside investors or lenders or further financing, we will not be able to continue to implement our business plan. These conditions raise substantial doubt about our ability to continue as a going concern and to execute on our business model. Our consolidated financial statements included in this Report do not include any adjustments that might result from the outcome of this uncertainty.

Recent Developments

Proceedings Under Chapter 11 of the Bankruptcy Code. On April 14, 2017, the Company and its wholly-owned subsidiary Grand Card, LLC (together, "the Debtors") filed voluntary petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida, Miami Division (the "Bankruptcy Court"). During the pendency of these proceedings, the Company plans to continue operating its website as Debtors and debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Chapter 11 cases have been consolidated solely on an administrative basis and are pending as Case No. 17-14711.

On September 15, 2016, the Company entered into the New Credit Agreement, (together with the original credit agreement, the "Loan Documents") with VB Funding, LLC (the "Lender"). The Lender has agreed to fund post-petition financing in an amount not to exceed $1,575,000 (the "DIP Loan"). On April 14, 2017, the Debtors, on an interim basis, sought a total of $225,750 for the first four weeks following the Company's Chapter 11 filing, to avoid immediate and irreparable harm to the Company. Interest is payable monthly, in arrears, at the applicable non-default rate set forth in the Loan Documents. In the event of a default the DIP Loan shall bear interest at the default rate set forth in the Loan Documents.

The DIP Loan shall become due and payable in full on the earlier of (i) closing of a §363 sale of substantially all of the Debtors' assets; (ii) failure to adhere to the Approved Budget, (iii) failure to timely provide any of the Reconciliation Reports, when due, (iv) failure to adhere to the Sale Timeline, or (v) June 15, 2017 (the “Due Date”). As security for the DIP Loan the Lender shall be granted a valid, perfected, first priority priming lien on all real and personal property of the Debtors now owned or hereafter acquired and all other property of whatever kind and nature, in each case, that is pledged as collateral under any document, Court Orders, or any other order of the Bankruptcy Court in these Chapter 11 cases (the “Collateral”).

On April 21, 2017, the Company received approval from the Bankruptcy Court for key “first day” motions (the "Approved Motions") in the Chapter 11 cases, which will give the Company the resources and flexibility to fund on-going uninterrupted operations. The Approved Motions include permitting Grandparents.com to pay employee benefits and reimbursable expenses, granting immediate access, on an interim basis, to $44,598 under the DIP Loan from the petition date through April 28, 2017, authorizing Grandparents.com to use its existing cash management systems and bank accounts to cover future expenses including supplier payments, and authorizing the retention of legal and financial professionals to advise the Debtors on the bankruptcy proceedings and other professionals necessary to the operation of our business during the bankruptcy proceedings. From time to time, the Debtors may seek Bankruptcy Court approval for the retention of additional professionals.

In connection with the Chapter 11 Filing on April 14, 2017, the Company's Board of Directors terminated Steve Leber as the Company's Chief Executive Officer and terminated his employment agreement dated June 24, 2014, as amended on September 15, 2016. As a result, Mr. Leber no longer serves as the Company's principal executive officer, principal financial officer, or principal accounting officer. Also, Mr. Leber resigned as a member of the Board on April 14, 2017.

On April 14, 2017, Lee Lazarus resigned as a director of the Company. Mr. Lazarus continues to serve as the Company's Chief Operating Officer.

Series C Preferred Conversion. Previously, the Company announced the conversion price on its Series C Preferred would be temporarily reduced to $0.05 per share of the Company's Common Stock from $0.20 per share of Common Stock. No conversions were effected during the time of this conversion price reduction, which ended on January 21, 2017. As a result, all 875,000 shares of Series C Preferred remain outstanding as of the date of this filing.

Series C Preferred Dividend Payment. In order to preserve liquitidy, on March 31, 2017, the Company did not delcare or pay a dividend on the Series C Preferred Stock.

Series D Preferred Dividend Payment. In order to preserve liquidity, on March 31, 2017, the Company did not declare or pay a dividend on its Series D Convertible 12% Preferred Stock (the “Series D Preferred”).

New Credit Agreement Interest Payment. In order to preserve liquidity, on March 31, 2017, the Company did not make the interest payment due on the amounts outstanding under the New Credit Agreement.

OTC Listing. Effective April 4, 2017, the Company’s Common Stock, began trading on the Pink Sheet Electronic Quotation Service (the “Pink Sheets”) under the symbol GPCM.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including, among others, those affecting revenue, the allowance for doubtful accounts, and the carrying value and useful lives of tangible and intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates.

We have identified below some of our accounting policies that we consider critical to our business operations and the understanding of our results of operations. This is neither a complete list of all of our accounting policies, nor does it include all the details surrounding the accounting policies we identified, and there are other accounting policies that are significant to us. For detailed information and discussion on our critical accounting policies and estimates, see our financial statements and the accompanying notes included in this Report. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed below and elsewhere in this Report. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances. See “Cautionary Note Regarding Forward-Looking Statements” contained in this Report.

Revenue Recognition

For commission revenue and other non-advertising revenue, the Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition. The Company considers amounts to be earned when persuasive evidence of an arrangement exists, delivery of services has occurred, price is fixed or determinable, and collectability is reasonably assured.

For advertising revenue, the Company recognizes revenue from arrangements with advertisers and third-party affiliates, generally on the basis of impressions, at an agreed upon cost per thousand impressions (“CPM”). This revenue is recognized on a net basis in the period in which the impressions occur.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value.  The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).  The hierarchy consists of three levels:

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Level 1 – Quoted prices in active markets for identical assets and liabilities;

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Level 2 – Inputs other than level one inputs that are either directly or indirectly observable; and

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Level 3 – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

The Company’s financial instruments consist mainly of cash, short-term accounts receivable, a secured loan, redeemable preferred stock, accounts and notes payables. The Company believes that the carrying amounts approximate fair value due to their short-term nature and/or market interest rates.

Equity-Based Compensation

The Company follows ASC 718 (Stock Compensation) and 505-50 (Equity-Based Payments to Non-employees), which provide guidance in accounting for share-based awards exchanged for services rendered and requires companies to expense the estimated fair value of these awards over the requisite service period.  We determine the fair value of the stock-based compensation awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, which include property and equipment and identifiable intangible assets, whenever events or changes in circumstances indicate that such assets might be impaired and the carrying value may not be recoverable. Events and circumstances that may indicate that an asset is impaired may include significant decreases in the market value of an asset, a change in the extent or manner in which an asset is used, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces as well as other factors.

If events and circumstances indicate that the carrying amount of an asset may not be recoverable and the expected undiscounted future cash flows attributable to the asset are less than the carrying amount of the asset, an impairment loss equal to the excess of the asset’s carrying value over its fair value is recorded. Fair value is determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, market prices or appraised values, depending on the nature of the assets.

During December 2016 when we performed our impairment assessment, we determined that indicators of impairment existed for certain website development costs of $241,912 related to the Grand Card. As a result the Company wrote off those assets along with accumulated amortization of $178,447 and recognized an impairment expense of $63,465 at December 31, 2016. The fair values of the remaining assets exceed their book values and the Company determined that the estimated remaining lives of those assets are appropriate. The Company also performed an impairment test in the 4th quarter of 2015 and concluded the fair value exceeded the carrying value of the long-lived assets and no impairments were recognized.

All of our long-lived assets are subject to depreciation or amortization.

Results of Operations

Revenue

Revenue for 2016 was $297,648, which reflected a net decrease of $331,513, or 53%, compared to revenue of $629,161 for 2015. The net decrease is due to a decrease of $327,798 in commission revenue mainly from one customer offset by an increase of $41,285 in advertising and other revenue mainly from one advertiser placing more ads during the year. In addition to commissions and advertising, we continue to focus on creating additional revenue streams from other sources such as paid membership in AGA, endorsement opportunities and the Grand Card.

Operating Expenses

Total operating expenses had a net decrease of $1,536,119, or 16%, to $7,906,415 in 2016 compared to $9,442,534 for 2015 mostly due to decreases in equity-based compensation and consulting offset by an increase in selling and marketing.

Selling and marketing. Selling and marketing expense increased $945,098, or 287%, to $1,274,988 for 2016 compared to $329,890 for 2015 mostly due to an increase of approximately $956,000 in marketing expenses for the Grand Card.

Salaries. Salary expense decreased $188,868, or 9.2%, to $1,859,434 for 2016 compared to $2,048,302 for 2015. The decrease was due to decreases in executive salaries and staff salaries.

Rent. Rent expense increased $5,868, or 2.7%, to $223,600 for 2016 compared to $217,732 for 2015 due to an increase in office rent starting in October 2015.

Accounting, legal, and filing fees. Accounting, legal, and filing fees expenses increased $14,849, or 1.1%, to $1,411,229 for 2016 compared to $1,396,380 for 2015. The increase was primarily due to increases in accounting expenses offset by a decrease in legal expenses.

Consulting. Consulting expense for 2016 decreased by $423,711 or 28.8%, to $1,048,307 for 2016 compared to $1,472,018 for 2015, primarily due to the Company’s non-renewal of a major consulting agreement in March 2016.

Equity-based compensation. Equity-based compensation expense decreased $2,015,167 or 71.0%, to $823,711 for 2016 compared to $2,838,878 for 2015 primarily due to decreases in expense for the Starr warrants of approximately $868,000 and lower expense for options of approximately $1,148,000 from forfeits and fewer issuances.

Other general and administrative. Other general and administrative expense increased $135,860, or 18.4%, to $873,736 for 2016 compared to $737,876 for 2015 due to an increase in recruitment and bad debt expenses.

Depreciation and amortization. Depreciation and amortization decreased $73,513, or 18.3%, to $401,458 for 2016 compared to $327,946 for 2015 due to some items becoming fully amortized.

Impairment of intangible assets. Impairment of intangible assets expense amounted to $63,465 for 2016 compared to $0 for 2015 due to an impairment charge in 2016 for certain website development costs.

Other Income (Expense)

We had total other expense consisting mainly of interest expense of $1,369,175 for the year ended December 31, 2016 compared to total other expense of $578,365 for the comparable period in 2015. The increase of $790,810, or 136.7%, was mostly due to an increase of $723,277 in interest expense resulting from increased debt activity in 2016 offset by a decrease in gains on accounts payable settlements of $67,533.

Net Loss

Net loss for 2016 was $8,977,942 compared to $9,391,738 for 2015.

Liquidity and Capital Resources

The liquidity and capital resources of the Company and its subsidiaries are significantly affected by the Chapter 11 filing. Our bankruptcy proceedings have resulted in various restrictions on our activities, limitations on financing and a need to obtain Bankruptcy Court approval for various matters. As a result of our bankruptcy filing, the Debtors are not permitted to make any payments on its prepetition liabilities without prior Bankruptcy Court approval. Under the priority schedule established by the Bankruptcy Code, certain post-petition and pre-petition liabilities need to be satisfied before general unsecured creditors and holders of the Company's equity and membership interests are entitled to receive any distribution.

At this time, it is not possible to predict with certainty the effect of the Chapter 11 filing on our business or various creditors, or when we will emerge from Chapter 11. Our future results depend upon our confirming and successfully implementing, on a timely basis, a plan of liquidation. The continuation of the Chapter 11 proceedings, particularly if a plan of liquidation is not timely approved or confirmed could further adversely affect our operations and relationship with our customers, employees, regulators, vendors, and agents. If confirmation and consummation of a plan of reorganization do not occur expeditiously, the Chapter 11 proceedings could result in, among other things, increased costs for professional fees and similar expenses. In addition, a prolonged Chapter 11 process may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with our financial reorganization instead of focusing on the operation of our business.

As of December 31, 2016, we had unrestricted cash of $968,807. We do not have enough resources to continue as a going concern for the next 12 months. We expect to finance our operations over the next twelve months primarily through our existing cash and offerings of our equity or debt securities or through bank or other sources of financing in connection with the Chapter 11 filing and restructuring plan. Our operations have not yet generated positive cash flows. To effectively implement our business plan, we will need to obtain additional financing. If we obtain financing, we would expect to accelerate our business plan and increase our advertising and marketing budget, hire additional staff members and increase our operations all of which we believe would result in the generation of additional revenue and development of our business. We cannot be certain that financing will be available at all or on acceptable terms. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations. If we are unable to raise funds, the Company’s ability to continue to operate will be limited.

Recent Accounting Pronouncements

In May 2014, the FASB issued new accounting guidance, Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers classified as ASC 606, on revenue recognition. The new standard provides for a single five-step model to be applied to all revenue contracts with customers as well as requires additional financial statement disclosures that will enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows relating to customer contracts. Companies have an option to use either a retrospective approach or cumulative effect adjustment approach to implement the standard. For public entities, ASC 606 as amended is effective for fiscal years and interim periods within those years beginning after December 15, 2017. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2014, the FASB issued new accounting guidance, ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40). The new standard was intended to provide guidance in generally accepted accounting principles (“GAAP”) about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Because there was no current guidance in GAAP, the amendments were expected to reduce diversity in the timing and content of footnote disclosures. For public entities, this ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption was permitted. The Company has adopted this standard as of December 31, 2016.

In March 2016, the FASB issued new accounting guidance, ASU No. 2016-09, Compensation-Stock Compensation (Topic 718). The new standard was intended to provide improvements to employee share-based payment accounting by simplifying areas of GAAP related to this topic. The areas for simplification in this update involved several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For public entities, this ASU is effective for the annual period beginning after December 15, 2016, and for interim periods within those annual periods. Early adoption was permitted provided that all of the amendments were adopted in the same period. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2016, the FASB issued new accounting guidance, ASU No. 2016-15, Statement of Cash Flows (Topic 230). The new guidance is intended to reduce diversity in practice across all industries in how certain transactions are classified in the statement of cash flows. The standard identifies eight issues and early adoption is permitted provided that all of the amendments are adopted in the same period. For public entities, this ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2017. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

Capital Raising Efforts

On July 8, 2015, the Company and VB Lender entered into a Credit Agreement which provided for a multi-draw term loan credit facility (the “VB Loan”) in an aggregate amount not to exceed $8,000,000. The full amount of the VB Loan was advanced in two disbursements, with the initial amount of $5,000,000 (which includes the $1,000,000 amount previously funded on May 18, 2015 pursuant to a bridge loan from VB Lender disbursed by VB Lender at the time of closing of the Credit Agreement). The second disbursement of $3,000,000 was on December 31, 2015. The VB Loan was used to fund ongoing operations and to repay then outstanding indebtedness. This Credit Agreement was replaced by the New Credit Agreement on September 15, 2016.

Pursuant to the Credit Agreement, the Company was subject to certain customary limitations including the ability to incur additional debt, make certain investments and acquisitions, and make certain restricted payments, including stock repurchases and dividends. The Credit Agreement contained usual and customary events of default, the occurrence of which could have led to an acceleration of the Company’s obligations thereunder.

Outstanding indebtedness under the VB Loan could have been voluntarily prepaid at any time, in whole or in part, without premium or penalty. The indebtedness under the VB Loan was due July 8, 2025 with interest at an aggregate of 7.5% per annum, 2.5% of which was payable in cash and 5.0% was payable in-kind as additional principal. The VB Loan was secured by a security interest in the Company’s and certain of its subsidiaries’ assets and each such subsidiary guaranteed the repayment of the VB Loan. VB Lender had the right to convert the outstanding balance of the VB Loan into shares of Common Stock of the Company, at a conversion price per share equal to $0.20 which gave rise to a beneficial conversion feature having a relative fair market value of $1,950,000 as of July 8, 2015. This beneficial conversion feature value was recorded as a discount to the VB Loan and was amortized to interest expense over the life of the loan. In connection with the initial disbursement, VB Lender received a ten-year warrant to purchase 12.5 million shares of the Company’s Common Stock at an exercise price of $0.30 per share. As of July 8, 2015, the warrant had a relative fair market value of $1,700,000 and was recorded as a debt discount. In connection with the second disbursement, VB Lender received a ten-year warrant to purchase 7.5 million shares of the Company’s Common Stock at an exercise price of $0.30 per share. The warrant had a relative fair market value of $465,146 and was recorded as a debt discount. There was no beneficial conversion feature in connection with the second disbursement.

On September 29, 2015, the Company entered into the Series C Preferred Agreement with certain investors and raised gross proceeds of $1,750,000, including the conversion by Mel Harris, a former member of the Company’s Board of Directors, security holder and advisor to the Company, of $450,000 principal amount of his convertible promissory note issued on August 20, 2015. Each share of Series C Preferred Stock has a stated value of $2.00 (the “Stated Value”) and is convertible, at any time at the option of the holder, into ten (10) shares of the Company’s Common Stock at a conversion price of $0.20 per share, subject to customary adjustments. Each share of Series C Preferred Stock earns dividends at the rate of 7.5% of the Stated Value, 2.5% of which is payable in cash, and 5.0% is payable in the form of Common Stock, on a quarterly basis, at $0.20 per share. In connection with the Series C Preferred Agreement, the Company issued a ten-year warrant to purchase an aggregate of 4,375,000 shares of Common Stock at an exercise price of $0.30 per share.

On September 15, 2016, the Company and VB Lender entered into the New Credit Agreement, which amended and restated the Credit Agreement. The New Credit Agreement has a principal balance equal to the outstanding balance under the VB Loan and provided for two additional disbursements in an aggregate amount not to exceed $2,950,000 (collectively, the “New VB Loan”). The first disbursement was advanced on September 15, 2016 in the amount of $950,000 and a second disbursement may be made in the amount of $2,000,000 when certain conditions are satisfied.

Outstanding indebtedness under the New VB Loan may be voluntarily prepaid at any time, prior to the maturity date. The indebtedness under the New VB Loan matures on October 1, 2031 and bears interest at the following rates per annum, payable in cash on a quarterly basis: 1% for the first year of the New VB Loan, 2% for the second year, 3% for the third year, 12% for the fourth year and 15% thereafter. Interest is no longer payable in-kind as additional principal on the New VB Loan. At December 31, 2016, outstanding indebtedness under the New VB Loan was $9,375,083 plus accrued interest of $311,276.

The New VB Loan is secured by a security interest in the Company’s and certain of its subsidiaries’ assets and such subsidiaries guaranteed the repayment of the New VB Loan. The Company is subject to certain customary limitations and restrictions including, without limitation, the ability to incur additional debt, make certain investments and acquisitions, and make certain restricted payments, including stock repurchases and dividends. The New Credit Agreement contains usual and customary events of default, the occurrence of which can lead to an acceleration of the Company’s obligation thereunder.

The New VB Loan has no convertible feature so it is not convertible into shares of the Company’s Common Stock.

On September 15, 2016, the Company and VB Lender also entered into the Common Stock Purchase Agreement simultaneously with the New Credit Agreement, pursuant to which VB Lender agreed to and did purchase 70,000,000 shares of Common Stock of the Company, at a price per share of $0.015, for an aggregate purchase price of $1,050,000.

In accordance with ASC 470-60 this refinancing was considered a troubled debt restructuring with a modification of terms. As a result, the unamortized discount of $4,473,147 and unamortized debt issue costs of $275,885 from the VB Loan were carried forward to be amortized using the effective interest method for the New VB Loan. On September 15, 2016, the Company also sold to VB Lender 70,000,000 shares of the Company’s Common Stock at a price per share of $0.015, for an aggregate purchase price of $1,050,000. Because the fair value on the date of purchase was $2,100,000, the difference of $1,050,000 was recorded as an additional equity discount on the New VB Loan and will be amortized over the life of the loan using the effective interest rate method. Any new fees paid to third parties in connection with the New VB Loan were expensed as required.

The Company used the proceeds from the financings to fund its operations and to pay fees and expenses relating to the referenced transactions. The Company intends to use borrowings under the New Credit Agreement to fund the operations of the Company and to pay fees and expenses relating to the New Credit Agreement and related transactions.

Simultaneously with the entry into the New Credit Agreement and the Common Stock Purchase Agreement, the Company and VB Lender also entered into the Series D Preferred Stock Purchase Agreement which provides VB Lender with the right to purchase a total of 1,500,000 shares of Series D Preferred Stock for a total price of $1,000,000, convertible into an aggregate of 1,833,000,000 shares of Common Stock. The conditions to the closing of the sale of shares of Series D Preferred Stock included approval by the stockholders of an amendment to the certificate of incorporation to increase the number of authorized shares of Common Stock to 2,156,500,000 shares and the filing of a Certificate of Designation, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate”). The Series D Certificate specifies that from and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of $0.08 per share (which represents 12% per annum) will accrue on such shares. Dividends will accrue from day to day and will be cumulative, provided, however, that except as provided for in certain circumstances, dividends will only be payable when, as, and if declared by the Board of Directors of the Company and the Company will be under no obligation to pay such accrued dividends.

As an additional condition to closing, VB Lender required that the holders of Series C Preferred Stock shall have the option to convert their shares of Series C Preferred Stock into shares of the Company's Common Stock at a discounted rate of $0.05 per share.  The Series C Preferred stock was issued in 2015 for $2.00 per preferred share, with an initial conversion price of $0.20 per share of Common Stock.  This option to convert represented a discount of $0.15 per share of Common Stock from the original conversion price. No conversions were effected during the time of this conversion price reduction, which ended on January 21, 2017. As a result, all 875,000 shares of Series C Preferred remain outstanding as of the date of this filing.

On November 2, 2016, the Company issued a proxy statement to its shareholders to approve (1) the Series D Certificate, thereby increasing the number of authorized shares of Common Stock to 2,156,500,000 shares, and (2) an amendment to the Charter to effect a reverse stock split of the Company’s issued and outstanding shares of the Common Stock, at a ratio of one-for-ten (the “Proxy Matters”). On November 29, 2016, the Company held a special meeting of its stockholders, at which time, a majority of the holders of shares of Common Stock and holders of the Series C Preferred Stock (voting on an as-converted basis), voting together as a single class approved the Proxy Matters. As of the date of this Report, the Company has not filed an application for the reverse split with FINRA.

On December 21, 2016, in accordance with the Series D Preferred Stock Purchase Agreement, VB Lender purchased 1,500,000 shares of the Series D Preferred Stock for a price of $1,000,000. The Company filed the Certificate with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $.0666667 (the “Stated D Value”) and is convertible, at any time at the option of the holder, into 1,833,000,000 fully paid and non-assessable shares of Common Stock, subject to adjustment. Each share of Series D Preferred Stock earns dividends at the rate of 12% of the Stated Value plus all unpaid accrued and accumulated dividends thereon (the "Accruing Dividends"). The Accruing Dividends are cumulative and accrue on a per annum basis, whether or not declared and whether or not there are funds legally available for the payment of dividends, and are payable in cash on a quarterly basis. The Series D Preferred Stock has a liquidation preference over Common Stock and Preferred Series C Preferred Stock, and voting rights equal to the number of shares of Common Stock into which such Series D Preferred Stock is convertible. The holder of the Series D Preferred Stock is entitled to elect by majority vote (with each share of Series D Preferred Stock entitled to one vote), voting as a separate class, five of the seven members of the Board of Directors of the Company.

The Company used the proceeds from the sale of Series D Preferred Stock to fund the operations of the Company and to pay fees and expenses relating to the issuance of the Series D Preferred Stock. The Company continues to seek capital in the form of equity or debt to fund its operations. If it is unable to raise additional funds, the Company’s ability to continue to operate will be limited.

Outstanding Indebtedness

In addition to the $9,375,083 outstanding under the New VB Loan described above, we have promissory notes outstanding in favor of Mr. Leber, the Company's former Chief Executive Officer and a former member of the Board of Directors, in the principal amount of $78,543 (the “Leber Note”), Meadows Capital, LLC, in the principal amount of $308,914 (the “Meadows Note”) and BJS Squared, LLC, which is an entity controlled by Mr. Leber, in the principal amount of $612,500. Meadows Capital LLC, an entity controlled by Dr. Cohen, a former member of the Company’s Board of Directors, has a 50% interest in the note payable to BJS Squared LLC. These promissory notes reflect indebtedness assumed by us in connection with the Transaction in February 2012. Each of these promissory notes accrue interest at the rate of 5% per annum and mature upon the earlier of (i) the Company having EBITDA of at least $2,500,000 as reflected on its quarterly or annual financial statements filed with the SEC, or (ii) the Company closing a financing with gross proceeds to the Company of at least $10,000,000. As a condition to closing the sale of the Series D Preferred Stock, the Leber Note was amended on September 15, 2016 to reflect a maturity date on which the Company reports consolidated net income under GAAP equal to or greater than $5,000,000 for any fiscal year. The Leber Note is subordinate in right of payment to the Meadows Note and the New VB Loan.

Cash Flow

Net cash flow from operating, investing and financing activities for the years ended were as follows:

	2016	2015
Net cash provided by (used in):
Operating activities	$(5,751,603)	$(6,073,163)
Investing activities	-	(52,080)
Financing activities	2,954,687	9,764,366
Net increase (decrease) in cash	$(2,796,916)	$3,639,123

Cash Used In Operating Activities

For 2016, net cash used in operating activities of $5,751,063 consisted of net loss of $8,977,942 offset by $2,125,786 in non-cash adjustments for depreciation, amortization, equity-based compensation, payment in kind interest, issuance of common stock for services, and impairment of intangible assets, combined with $1,177,020 in net cash provided by changes in working capital and other activities.

For 2015, net cash used in operating activities of $6,073,163 consisted of net loss of $9,391,738, offset by $3,792,304 in non-cash adjustments for depreciation, amortization, equity-based compensation, payment in kind interest, issuance of common stock for services, and gains on settlements of accounts payable, offset by $473,729 in net cash used in changes in working capital and other activities.

Cash Used In Investing Activities

For 2016, the net cash used in investing activities was $0.

For 2015, the net cash used in investing activities of $52,080 was entirely for website development.

Cash Provided By Financing Activities

For 2016, net cash provided by financing activities of $2,954,687 consisted of $950,000 in net proceeds from a drawdown from the New Credit Agreement, $1,050,000 in proceeds from the sale of shares of the Company’s Common Stock, and $1,000,000 in proceeds from the sale of Series D Preferred Stock, offset by $45,313 in payments of dividends on preferred stock.

For 2015, net cash provided by financing activities of $9,764,366 consisted of $8,000,164 in net proceeds from loans and short–term advances, $1,673,577 in net proceeds from the sale of Series C preferred stock and $700,000 in net proceeds from private placements offset by $600,000 in repayments of loans and short-term advances and $9,375 in payments of dividends on preferred stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.